UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 19, 2023

Innovid Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40048	87-3769599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Irving Place, 12th Floor
New York, NY 10003
(Address of principal executive offices) (Zip Code)
(212) 966-7555
(Registrant’s telephone number, include area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTV	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	CTVWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19th, 2023, the Board of Directors (the “Board”) of Innovid Corp. (the “Company”) elected Genevieve Juillard as a Class I director of the Company for a term expiring at the annual meeting of shareholders in 2025 or until her earlier death, resignation or removal.

Ms. Juillard, age 44, is currently the President of the Experian Marketing Services and Experian Data Quality divisions of Experian North America, a division of Experian plc (“Experian”), a position she has held since September 2019. From March 2017 to August 2019, Ms Juillard was the Managing Director Global Expansion of Experian. Ms Juillard started her career with Experian in August 2006 and has remained with Experian to the present except from July 2015 to March 2017 when she served as Chief Operating Officer of FINCA Malawi, Malawi’s largest social-mission-focused provider of microfinance and SME lending products. As result of her experience at Experian, Ms Juillard has developed a deep understanding of data analytics, software and consumer behavior. In 2020 she led the acquisition and integration of Tapad, a leading digital identity graph provider. She continues to play a leading role in Experian’s investment in high-potential Marketing data and technology companies, including early stage. Ms Juillard received a BA and a BS from UC Berkeley in 2000 and an MBA and MPP from UCLA in 2006. Ms Juillard is well-qualified to sit on the Innovid Board because of her extensive knowledge of data analytics and her experience of the development of growth companies.

In connection with her appointment to the Board, the Board determined that Ms. Juillard is independent under the independence standards of the New York Stock Exchange (the “NYSE”). There are no arrangements or understandings between Ms. Juillard and any other person pursuant to which she was selected as a director, and there are no relationships or transactions in which Ms. Juillard has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year. As a non-employee director of the Company, Ms. Juillard will participate in the compensation program for non-employee directors as described under the heading “Director Compensation” in the Company's definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2022, and as exhibited in Innovid's Annual Report on Form 10-K filed with the SEC on March 3, 2023 (the “Director Compensation Program”). In addition, Ms. Juillard received a special award in the form of a number of Restricted Stock Units equal to the Pro-Rated Annual RSU Award divided by the Reference Price (as defined in the Director Compensation Program), subject to the terms of the Equity Plan (as defined in the Director Compensation Program). The Company also entered into its standard indemnification agreement for directors and officers with Ms. Juillard.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
99.1	Press Release dated April 19, 2023 by Innovid Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVID CORP.

Date: April 19, 2023	By:	/s/ Tanya Andreev-Kaspin
	Name:	Tanya Andreev-Kaspin
	Title:	Chief Financial Officer